EXHIBIT 5.1


                        [PILLSBURY MADISON & SUTRO LLP]

                                December 19, 1997



McClatchy Newspapers, Inc.
2100 "Q" Street
Sacramento, CA 95852


    Re:  Registration Statement on Form S-8


Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by McClatchy Newspapers, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to 750,000 shares of the Company's Common Stock issuable pursuant to the Company's 1997 Stock Option Plan (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement.

                                           Very truly yours,


                                           /s/ PILLSBURY MADISON & SUTRO LLP